Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: That each person whose signature appears below hereby authorizes and appoints Douglas W. Kohrs and Kevin M. Klemz, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 (the “Registration Statement”) relating to the offer and sale of 2,700,000 ordinary shares, par value €0.03 per share, of Tornier N.V. under the Tornier N.V. 2010 Incentive Plan, as such plan has been and may be amended hereafter from time to time (the “Plan”) and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Power of Attorney effective as of this 1st day of May, 2012.

Name and Signature	Title

/s/ Douglas W. Kohrs Douglas W. Kohrs	President and Chief Executive Officer

/s/ Carmen L. Diersen Carmen L. Diersen	Global Chief Financial Officer

/s/ Sean D. Carney Sean D. Carney	Chairman of the Board

/s/ Richard B. Emmitt Richard B. Emmitt	Director

/s/ Pascal E.R. Girin Pascal E.R. Girin	Director

/s/ Kevin C. O’Boyle Kevin C. O’Boyle	Director

/s/ Alain Tornier Alain Tornier	Director

/s/ Richard F. Wallman Richard F. Wallman	Director

/s/ Elizabeth H. Weatherman Elizabeth H. Weatherman	Director